UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              Current Report
                               Pursuant to
                          Section 13 or 15(d) of
                   The Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): May 26, 1999


                      ALLMERICA FINANCIAL CORPORATION
           (Exact name of Registrant as specified in its charter)



Delaware                     1-13754            04-3263626
(State or other        (Commission File    (I.R.S. Employer I.D.
jurisdiction of              Number)                Number)
Incorporation)



              440 Lincoln Street, Worcester, Massachusetts 01653
                   (Address of Principal Executive Offices)
                                  (Zip Code)


                               (508) 855-1000
           (Registrant's Telephone Number including area code)



                               Page 1 of 5 pages
                             Exhibit Index on page 4

Item 5.  Other Events.

On May 25, 1999, Allmerica Financial Corporation announced that a settlement agreement in a class action lawsuit against the Company and three of its subsidiaries received final approval today in U.S. District Court in Worcester. The class action related to the sale of approximately 400,000 policies from 1978 to May 31, 1998. A copy of the press release is attached as Exhibit 99 and is incorporated by reference herein.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Forward-Looking Statements

The Company wishes to caution readers that the following important factors, among others, in some cases have affected and in the future could affect, the Company's actual results and could cause the Company's actual results for 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. When used in the attached press release, words such as "believes", "anticipated", "expects" and similar expressions are intended to identify forward looking statements. See "Important Factors Regarding Forward-Looking Statements" filed as Exhibit 99-2 to the Company's Annual
 Report on Form 10-K for the period ended December 31, 1998.Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward looking statements include among others, the following possibilities: (i)adverse catastrophe experience and severe weather; (ii) adverse loss development for events the Company insured in prior years or adverse trends in mortality and morbidity; (iii) heightened competition, including the intensification of price competition, the entry of new competitors, and the introduction of new products by new and existing competitors;
(iv) adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates, limitations on the ability to manage care and utilization, and tax treatment of insurance and annuity products; (v) changes in interest rates causing a reduction of investment income or in the market value of interest rate sensitive investments; (vi) failure to obtain new customers, retain existing customers or reductions in policies in force by existing customers;
(vii) higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures; (viii) loss or retirement of key executives; (ix) increases in medical costs, including increases in utilization, costs of medical services, pharmaceuticals, durable medical equipment and other covered items; (x) termination of provider contracts or renegotiations at less cost-effective rates or terms of payment;
(xi) changes in the Company's liquidity due to changes in asset and liability matching; (xii) restrictions on insurance underwriting, based on genetic testing and other criteria; (xiii) adverse changes in the ratings obtained from independent rating agencies, such as Moody's, Standard and Poor's, A.M. Best, and Duff & Phelps; (xiv) lower appreciation on and decline in value of managed investments, resulting in reduced variable products, assets and related fees; (xv) possible claims relating to sales practices for insurance products; (xvi) uncertainty related to the Year 2000 issue; (xvii) failure of a reinsurer of the Company's policies to pay its liabilities under reinsurance contracts; (xviii) earlier than expected withdrawals from the Company's general account annuities, GICs, and other insurance products; and (xix) changes in the mix of assets comprising the Company's investment portfolio and the fluctuation of the market value of such assets.


Item 7.  Financial Statements and Exhibits.

Exhibit 99	Press Release dated May 25, 1999, announcing that Allmerica
Financial Corporation received final approval of its settlement agreement related to a class action lawsuit.

SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ALLMERICA FINANCIAL
                              CORPORATION


                                     By:  __________________________
                                          Edward J. Parry III
                                          Vice President, Chief Financial
                                          Officer, and Treasurer

                                          Date:  May 26, 1999

Exhibit Index

Exhibit 99 	Press Release dated May 25, 1999, announcing that
Allmerica Financial Corporation received final approval of its settlement agreement related to a class action lawsuit.

EXHIBIT 99



                COURT FINALIZES ITS PRELIMINARY APPROVAL

              OF CLASS ACTION SETTLEMENT IN ALLMERICA CASE


WORCESTER, Mass., May 25, 1999 - Allmerica Financial Corporation (NYSE: AFC) announced that a settlement agreement in a class action lawsuit against the company and three of its subsidiaries received final approval today in U.S. District Court in Worcester. The class action related to the sale of approximately 400,000 policies from 1978 to May 31, 1998.


Final approval of the settlement follows a preliminary approval by the court on December 4, 1998.


Allmerica Financial is a diversified group of insurance and financial services companies headquartered in Worcester, Mass. The Allmerica companies rank among the country's 20 leading providers of variable life insurance products and the 30 largest providers of property and casualty insurance coverage. The lead company in the group, Allmerica Financial Corporation, is a Fortune 500 company.


Contacts:

Media:                      Investors:

Michael F. Buckley          Henry P. St. Cyr
(508) 855-3099              (508) 855-2959


AF-3

5/99

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